UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2019

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Powell Avenue SW Suite 100 Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on September 18, 2018, Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger with Maverick Gold LLC (f/k/a Maverick Casinos LLC), a Nevada limited liability company (“Parent”), and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), dated as of that date (the “Agreement and Plan of Merger”, and as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 (“Amendment No. 1”), the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth therein.

On March 20, 2019, the Company entered into Amendment No. 2 to Agreement and Plan of Merger dated as of that date (“Amendment No. 2 to the Merger Agreement”), with Parent, and Merger Sub. Amendment No. 2 amended the Merger Agreement to extend the date after which Parent or the Company may terminate the Merger Agreement if the Merger has not occurred by such date (the “Outside Date”) from April 15, 2019 to July 15, 2019, in order to provide the parties with more time to obtain the approvals of the Washington State Gambling Commission required in order to consummate the Merger. This termination right will continue to be unavailable to Parent or the Company if the inaccuracy or breach of any representation, warranty, covenant, or agreement of such party set forth in the Merger Agreement had caused, or resulted in, the failure of the Merger to be consummated on or before the revised Outside Date.

Amendment No. 2 to the Merger Agreement also amended the Merger Agreement to provide that if the Merger occurs after May 1, 2019, the per share merger consideration will automatically increase by $0.02 (instead of $0.01) for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months). Thus, as amended by Amendment No. 2 to the Merger Agreement, the Merger Agreement now provides that the $2.50 per share merger consideration shall be automatically increased by (i) $0.01 for each month following February 1, 2019 until (and including) the earlier of (x) the date of the Merger and (y) May 1, 2019 (prorated by the number of days for partial months), plus (ii) if the Merger occurs after May 1, 2019, $0.02 for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months).

The foregoing summary of Amendment No. 2 to the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) Amendment No. 2 to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference, (ii) the Agreement and Plan of Merger, which is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 18, 2018, and (iii) Amendment No. 1, which is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 30, 2018.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger dated as of March 20, 2019, by and among Nevada Gold & Casinos, Inc., Maverick Gold LLC (f/k/a Maverick Casinos LLC), and Maverick Casinos Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019

NEVADA GOLD & CASINOS, INC.

By: /s/ Michael P. Shaunnessy

Name: Michael P. Shaunnessy
Title:   President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger dated as of March 20, 2019, by and among Nevada Gold & Casinos, Inc., Maverick Gold LLC (f/k/a Maverick Casinos LLC), and Maverick Casinos Merger Sub, Inc.